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Exhibit 5.2

CONSENT OF INTERNAL QUALIFIED RESERVES EVALUATOR

        In connection with Talisman Energy Inc.'s Registration Statement on Form F-10 and related short form prospectus dated March 28, 2012, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein (the "Registration Statement"), I, Michael Adams, hereby consent to references to my name and to the inclusion and incorporation by reference of information derived from the Report on NI 51-101 Reserves Data by Talisman's Internal Qualified Reserves Evaluator dated March 1, 2012, (the "Report") in the Registration Statement.

By:	/s/ MICHAEL ADAMS Michael Adams Internal Qualified Reserves Evaluator Calgary, Alberta, Canada March 28, 2012

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  Exhibit 5.2
CONSENT OF INTERNAL QUALIFIED RESERVES EVALUATOR